MEDIJANE HOLDINGS INC.

2014 STOCK AWARDS PLAN

1.   Purpose.  The purpose of the MediJane Holdings Inc. 2014 Stock Awards Plan is to provide a means through which MediJane Holdings Inc., a Colorado corporation, and its subsidiaries, if any, may attract, retain and motivate employees, directors and persons affiliated with the Company, including, but not limited to, non-employee consultants, and to provide a means whereby such persons can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.  A further purpose of the Plan is to provide such participants with additional incentive and reward opportunities designed to enhance the profitable growth and increase stockholder value of the Company.  To further align the interests of employees, directors and non-employee consultants with those of the stockholders by providing incentive compensation opportunities tied to the performance of the Common Stock and by promoting increased ownership of the Common Stock by such individuals.  The Plan is also intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successfully conduct of the Company’s business is largely dependent.  Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the particular circumstances as provided herein.

2.   Definitions.  The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)   “Affiliates” means any “parent corporation” of the Company and any “subsidiary” of the Company within the meaning of Code Sections 424(e) and (f), respectively, and any entity which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Company.

(b)   “Award” means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award or Stock Appreciation Right.

(c)   “Board” means the Board of Directors of the Company.

(d)   “Change of Control” means the occurrence of any of the following events: ‘

(i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly- owned subsidiary of the Company),

(ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),

(iii) the Company is to be dissolved and liquidated,

(iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or

(v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

(e)   “Change of Control Value” shall mean

(i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction,

(ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or

(iii) if a Change of Control occurs other than pursuant (i) or (ii) above, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable.

In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f)   “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

(g)   “Committee” means the Board or any Compensation Committee of the Board which shall be constituted

(i) as to permit the Plan to comply with Rule 16b-3, and

(ii) solely of “outside directors,” within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder.

(h)   “Company” means MediJane Holdings Inc.

(i)   “Consultant” means any person which is a consultant or advisor to the Company and which is a natural person and who provides bona fide services to the Company which are not in connection with the offer or sale of securities in a capital-raising transaction for the Company, and do not directly or indirectly promote or maintain a market for the Company’s securities.

(j)   “Director” means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

(k)   An “employee” means any person (including an officer or a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code).

(l)   “1934 Act” means the Securities Exchange Act of 1934, as amended.

(m)   “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Stock

(i) reported by any interdealer quotation system on which the Stock is quoted on that date or

(ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported.

 If the Stock is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded.  In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(n)   “Holder” means a Participant who has been granted an Award.

(o)   “Incentive Stock Option” means an incentive stock option within the meaning of Section 422(b) of the Code.

(p)   “Nonqualified Stock Option” means an option granted under Section 7 of the Plan to purchase Stock that does not constitute an Incentive Stock Option.

(q)   “Option” means an Award granted under Section 7 of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

(r)   “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(s)   “Participant” means individually or collectively, an employee, member of the Board or person affiliated with the Company or any of its Affiliates, who participates in the Plan.

(t)   “Phantom Stock Award” means an Award granted under Section 10 of the Plan.

(u)   “Phantom Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

(v)   “Reload Option” means the grant of a new Option to a Holder who exercises an Option(s) as provided in Section 7(f) of the Plan.

(w)   “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(x)   “Restricted Stock Award” means an Award granted under Section 9 of the Plan.

(y)   “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(z)   “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the price designated in such Stock Appreciation Right.

(aa)   “Stock” means the Common Stock par value, $.0001 per share, of the Company.

(bb)   “Stock Appreciation Right” means an Award granted under Section 8 of the Plan.

(cc)   “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

3.   Effective Date and Term.  The Plan shall be effective upon its adoption by the Board, provided that the Plan has been or is approved by the stockholders of the Company within twelve months of its adoption by the Board.  No further Awards may be granted under the Plan on or after the date that is ten years following the effective date.  The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

4.   Administration.  The Plan shall be administered by the Board or by the Committee as authorized by the Board (hereinafter where the term “Committee” is used “Board” shall be substituted, if no Committee has been established).  Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which Participant shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Option or Stock Appreciation Right shall be granted, the number of common shares which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Phantom Stock Award.  In making such determinations the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.  The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan.  Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect.  The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.

5.   Shares Subject to the Plan.  Subject to Section 11, the aggregate number of common shares that may be issued under the Plan shall be 10,000,000 common shares.  The Stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company.   Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award.  To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of common stock subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

6.   Eligibility.  Awards may be granted only to persons who, at the time of grant, are employees, members of the Board or persons affiliated with the Company or any of its Affiliates.  An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Phantom Stock Award or any combination thereof.

7.   Stock Options.

(a)  Option Period.  The term of each Option shall be as specified by the Committee at the date of grant.

(b)  Limitations on Exercise of Option.  An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)  Special Limitations on Incentive Stock Options.  Incentive Stock Options may only be granted to employees of the Company and a parent or subsidiary thereof which is an Affiliate.  To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all “incentive stock option” plans of the Company and its parent and subsidiary corporations) exceeds $100,000, the Incentive Stock Options covering common shares in excess of $100,000 (but not Incentive Stock Options covering Stock up to $100,000) shall be treated as Nonqualified Stock Options as determined by the Committee.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination.  No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless

(i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and

(ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(d)  Option Agreement.  Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of common shares (plus cash if necessary) having a Fair Market Value equal to such option price. Payment in full or in part may also be made by reduction in the number of shares of common stock issuable upon the exercise of an Option, based on the Fair Market Value of the shares of common stock on the date the Option is exercised.  Each Option Agreement shall provide that the Option may not be exercised earlier than 30 days from the date of grant and shall specify the effect of termination of employment or service on the exercisability of the Option.  Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs

(i) an immediate market sale or margin loan respecting all or a part of the common shares to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price,

 (ii) the delivery of the shares of common stock from the Company directly to a brokerage firm and

 (iii) the delivery of the option price from the sale or margin loan proceeds from the brokerage firm directly to the Company.

Such Option Agreement may also include, without limitation, provisions relating to

 (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control,

(ii) tax matters (including provisions (y) permitting the delivery of additional common shares or the withholding of common shares from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and

 (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine.

The terms and conditions of the respective Option Agreements need not be identical.

(e)  Option Price and Payment.  The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such purchase price shall not be less than, in the case of Incentive Stock Options, the Fair Market Value of Stock subject to an Option on the date the Option is granted and (ii) such purchase price shall be subject to adjustment as provided in Section 11.  The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company.  The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

(f)  Reload Options.  The Committee shall have the authority to and, in its sole discretion may, specify at or after the time of grant of a Nonqualified Stock Option, that a Holder shall be automatically granted a Reload Option in the event such Holder exercises all or part of an original option within five years of the date of grant of the Original Option, by means of, in accordance with Section 7(d) of this Plan,

 (i) a cashless exercise,

 (ii) a reduction in the number of common shares issuable upon such exercise sufficient to pay the purchase price and the applicable withholding taxes, based on the Fair Market Value of the common shares on the date the Option is exercised, or

 (iii) surrendering to the Company already owned common shares in full or partial payment of the purchase price under the Original Option and the applicable withholding taxes.

The grant of Reload Options shall be subject to the availability of common shares under this Plan at the time of exercise of the Original Option and to the limits provided for in Section 5 of this Plan.  The Committee shall have the authority to determine the terms of any Reload Options granted.

(g)  Stockholder Rights and Privileges.  The Holder shall be entitled to all the privileges and rights of the stockholder only with respect to such common shares as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

(h)  Options and Rights in Substitution for Stock Options Granted by Other Corporations.  Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the employing corporation with the result that such employing corporation becomes a subsidiary.

8.  Stock Appreciation Rights.

(a)  Stock Appreciation Rights.  A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that the Stock Appreciation Right shall be cancelled when and to the extent the related Option is exercised and that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised.  Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee.  The Spread with respect to a Stock Appreciation Right shall be payable in cash, common shares with a Fair Market Value equal to the Spread or in a combination of cash and common shares, at the election of the Holder.  With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Section 11(c), retain sole discretion

(i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or a combination thereof) or

(ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights.

Each Stock Appreciation Rights Agreement shall provide that the Stock Appreciation Rights may not be exercised earlier than 30 days from the date of grant and shall specify the effect of termination of employment on the exercisability of the Stock Appreciation Rights.

(b)  Other Terms and Conditions.  At the time of such Award, the Committee, may in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights, including but not limited to rules pertaining to termination of employment (by retirement, disability, death or otherwise) or termination of service of a Holder prior to the expiration of such Stock Appreciation Rights.  Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award.  Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to

 (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control,

 (ii) tax matters (including provisions covering applicable wage withholding requirements), and

(iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine.

The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

(c)  Award Price.  The award price of each Stock Appreciation Right shall be determined by the Committee, but such award price:

(i) shall not be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Section 7(c)), and

 (ii) shall be subject to adjustment as provided in Section 11.

(d)  Exercise Period.  The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

(e)  Limitations on Exercise of Stock Appreciation Right.  A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

 9.  Restricted Stock Awards.

(a)  Forfeiture Restrictions to be established by the Committee.  Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances.  The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon

(i) the attainment of business objectives established by the Committee that are based on

(1) the price of a common share,

(2) the Company’s earnings per share,

(3) the Company’s revenue,

(4) the revenue of a business unit of the Company designated by the Committee,

 (5) the return on stockholders’ equity achieved by the Company,

 (6) the Company’s pre-tax cash flow from operations, or

 (7) similar criteria established by the Committee,

 (ii) the Holder’s continued employment with the Company for a specified period of time, or

 (iii) other measurements of individual, business unit or Company performance.

Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.  The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 9(b) or Section 11.

(b)  Other Terms and Conditions.  Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award.  The Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other stockholder rights, except that

 (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired,

(ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired,

 (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and

 (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement, shall cause a forfeiture of the Restricted Stock Award.

At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) or termination of service of a Holder prior to expiration of the Forfeiture Restrictions.  Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.  Such Restricted Stock Agreement may also include, without limitation, provisions relating to

 (i) subject to the provisions hereof accelerating vesting on a Change of Control, vesting of Awards,

(ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) prohibiting an election by the Holder under Section 83(b) of the Code), and

 (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine.

The terms and conditions of the respective Restricted Stock Agreements need not be identical.

(c)  Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)  Agreements.  At the time any Award is made under this Section 9, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Restricted Stock Agreements need not be identical.

10.  Phantom Stock Awards.

(a)  Phantom Stock Awards.  Phantom Stock Awards are rights to receive an amount equal to the Fair Market Value of Stock over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law).  Each Phantom Stock Award may have a maximum value established by the Committee at the time of such Award.

(b)  Award Period.  The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

(c)  Awards Criteria.  In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

(d)  Payment.  Following the end of the vesting period for a Phantom Stock Award, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion.  Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date.  Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee and as provided in the Phantom Stock Award Agreement.  If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

(e)  Termination of Employment or Service.  A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ or in the service of the Company at all times during the applicable vesting period, except as may be otherwise determined by the Committee or as set forth in the Award at the time of grant.

(f)  Agreements.  At the time any Award is made under this Section 10, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such matters described in this Section 10 as the Committee may determine to be appropriate.  The terms and provisions of the respective agreements need not be identical.

11.  Recapitalization and Reorganization.

(a)   The shares with respect to which Awards may be granted are common shares as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company of the common shares, then the number of common shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

(b)   If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted, the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of common shares then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of common shares then covered by such Award.

(c)   In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable.  The Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award other than an Option outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Stock subject to such Award, cash in an amount equal to the excess, if any, of the Change of Control Value over the exercise price, if any, applicable to the Award. Further, in the event of a Change of Control, the Committee, in its discretion shall act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Holders and which may vary among Options held by any individual Holder:

(i) determine a limited period of time on or before a specified date (before or after such Change of Control) after which specified date all unexercised Options and all rights of Holders thereunder shall terminate,

(ii) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares,

(iii) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or

(iv) provide that thereafter upon any exercise of an Option theretofore granted the Holder shall be entitled to purchase under such Option, in lieu of the number of common shares then covered by such Option the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Holder has been the holder of record of the number of common shares then covered by such Option.

The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

(d)   In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 11, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of common shares or other consideration subject to such

Awards.  In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(f)   Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required stockholder action.

(g)   Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore or the granting of any later Awards under the Plan or any other stock plan, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of common shares subject to Awards theretofore granted or the purchase price per share, if applicable.

12.  Amendment and Termination.  The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted.  The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder).

13.  Miscellaneous.

(a)  No Right to An Award.  Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give a Participant any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b)  No Employment Rights Conferred.  Nothing contained in the Plan shall

 (i) confer upon any Participant any right to continue as an employee or person affiliated with the Company or any subsidiary or

 (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment or consulting arrangement at any time.

(c)  Other Laws; Withholding.  The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional common shares shall be delivered, nor shall any cash in lieu of fractional shares be paid.  The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d)  No Restriction on Corporate Action.  Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan.  No Participant, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

(e)  Restrictions on Transfer.  Except as otherwise determined by the Committee in cases other than in connection with Incentive Stock Options, an Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or legal representative.

(f)  Rule 16b-3.  It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3.  If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(g)  Section 162(m).  If the Plan is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder and, if determined by the Committee, Restricted Stock Awards, shall constitute “performance-based” compensation within the meaning of such section.  If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

(h)  Governing Law.  This Plan shall be construed in accordance with the laws of the State of Colorado.

14.  Burden and Benefit.  The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant, his executives or administrators, heirs, and personal and legal representatives.

Dated the ___ day of March 2014.

Phoenix Pharms Capital Corporation

By:

, CEO

EXHIBIT A

FORM OF GRANT OF OPTION PURSUANT TO THE

MEDIJANE HOLDINGS INC. 2014 STOCK OPTION PLAN

MediJane Holdings Inc., a Nevada corporation, hereby grants to __________________________ an option to purchase ___________ common shares, $.0001 par value of the Company at the purchase price of $______ per share in accordance with and subject to the terms and conditions of the MediJane Holdings Inc. 2014 Stock Option Plan.  This option is exercisable in whole or in part, and upon payment in cash or cancellation of fees, or other form of payment acceptable to the Company, to the offices of the Company at 2011 Ken Pratt Boulevard, Suite 210, Longmont, Colorado 80501.  This Grant of Option form supersedes and replaces any prior notice of option grant, description of vesting terms or similar documents previously delivered to Optionee for options granted on the date stated below.

Unless otherwise set forth in a separate employment or consulting agreement executed prior to the date of this Option, in the event that Optionee's employee or consultant status with the Company or any of its subsidiaries ceases or terminates for any reason whatsoever, including, but not limited to, death, disability, or voluntary or involuntary cessation or termination, this Grant of Option shall terminate with respect to any portion of this Grant of Option that has not vested prior to the date of cessation or termination of employee or consultant status, as determined in the sole discretion of the Company.  In the event of termination for cause, this Grant of Option shall immediately terminate in full with respect to any un-exercised options, and any vested but un-exercised options shall immediately expire and may not be exercised. Unless otherwise set forth in a separate employment or consulting agreement, vested options must be exercised within one (1) year after the date of termination (other than for cause), notwithstanding the Expiration Date set forth above.

Subject to the preceding paragraph, this Grant of Option, or any portion hereof, may be exercised only to the extent vested per the attached schedule, and must be exercised by Optionee no later than ______________________ (the "Expiration Date") by

 (i) notice in writing, sent by facsimile copy to the Company at its address set forth above; and

 (ii) payment of the Purchase Price of a minimum of $2,000 (unless the Purchase price for the exercise of all vested options available to be exercised totals less than $2,000) pursuant to the terms of this Grant of Option and the Company's Stock Award Plan.  Any portion of this Grant of Option that is not exercised on or before to the Expiration Date shall lapse.  The notice must refer to this Grant of Option, and it must specify the number of shares being purchased, and recite the consideration being paid therefor.  Notice shall be deemed given on the date on which the notice is delivered to the Company by facsimile transmission bearing an authorized signature of Optionee.

This Option shall be considered validly exercised once payment therefore has cleared the banking system or the Company has issued a credit memo for services in the appropriate amount, or receives a duly executed acceptable promissory note, if the Option is granted with deferred payment, and the Company has received written notice of such exercise.

If Optionee fails to exercise this Option in accordance with this Agreement, then this Agreement shall terminate and have no force and effect, in which event Optionor and Optionee shall have no liability to each other with respect to this Grant of Option.

This Option may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The validity, construction and enforceability of this Grant of Option shall be construed under and governed by the laws of the State of Nevada, without regard to its rules concerning conflicts of laws, and any action brought to enforce this Grant of Option or resolve any controversy, breach or disagreement relative hereto shall be brought only in a court of competent jurisdiction in the State of Nevada.

Unless otherwise set forth in a separate employment or consulting agreement, the shares of stock issuable upon exercise of the Option are not subject to adjustment due to any changes in the capital structure of the Company as set forth in Section 15 of the Plan.  Further, the Underlying Shares may not be sold, exchanged, assigned, transferred or permitted to be transferred, whether voluntarily, involuntarily or by operation of law, delivered, encumbered, discounted, pledged, hypothecated or otherwise disposed of until

 (i) the Underlying Shares have been registered with the Securities and Exchange Commission pursuant to an effective registration statement on Form S-8, or such other form as may be appropriate, in the discretion of the Company; or

 (ii) an Opinion of Counsel, satisfactory to the Company, has been received, which opinion sets forth the basis and availability of any exemption for resale or transfer from federal or state securities registration requirements.

The Underlying Shares ___________________ [insert appropriate language: "have" or "have not"] been registered with the Securities and Exchange Commission pursuant to a registration statement on Form S-8.

This Grant of Option relates to options granted on____________________, 20___.

MediJane Holdings Inc.

BY THE BOARD OF DIRECTORS OR A SPECIAL COMMITTEE THEREOF

NOT FOR EXECUTION

By:

________________________

NOT FOR EXECUTION

By:

________________________

NOT FOR EXECUTION

By:

________________________

OPTIONEE:

NOT FOR EXECUTION

________________________

FORM OF SUBSCRIPTION

(TO BE SIGNED ONLY UPON EXERCISE OF THE OPTION)

MEDIJANE HOLDINGS INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into this _____ day of ____________, 20__ by and between MediJane Holdings Inc., a Nevada corporation (the “Company”), and _____________________ (“Optionee”).

RECITALS

A.

The Board has adopted the MediJane Holdings Inc. 2014 Stock Awards Plan, as amended (the “Plan”) pursuant to which Optionee has been granted an option to acquire shares of Common Stock as specified in a Notice of Grant of Stock Option (the “Grant Notice”).

B.

Optionee desires to exercise his or her option to purchase some or all of the option shares (as specified in the Grant Notice) in accordance with the terms and provisions of this Agreement.

C.

Capitalized terms used but not otherwise defined in this Agreement have the respective meanings specified in the Plan and the rules of interpretation set forth in the Plan shall apply to this Agreement.

ARTICLE I

EXERCISE OF OPTION

Section 1.1

Exercise.  Optionee hereby purchases _______ shares of Common Stock (the “Purchased Shares”) pursuant to that certain option (the “Option”) granted Optionee on ____________________, 20___ (the “Grant Date”) to purchase up to _______________ shares of Common Stock (the “Option Shares”) under the Plan at the exercise price of ___________ ($_____) per share (the “Exercise Price”).

Section 1.2

Payment.  Concurrently with the delivery of this Agreement to the Company, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Stock Option Agreement attached as Exhibit A to the Grant Notice (the “Option Agreement”) and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

Section 1.3

Stockholder Rights.  Until such time as the Company exercises any applicable right of first refusal, including the right to repurchase shares, at the current Fair Market Value, at the time an employee terminates service to the Company, or other rights to reacquire the Purchased Shares, Optionee (or any successor in interest) shall have all Stockholder rights (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions and other terms and conditions of this Agreement, any other agreement by and between the Company and Optionee, and the Company’s Bylaws and Certificate of Incorporation, as each may be amended from time to time.

ARTICLE II

SECURITIES LAW COMPLIANCE; TRANSFER RESTRICTIONS

Section 2.1

Restricted Securities.  The Purchased Shares have not been registered under the Securities Act and are being issued to Optionee in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan or any other exemption from such registration available to the Company.  Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available.  Accordingly, Optionee hereby acknowledges that Optionee is acquiring the Purchased Shares for investment purposes only and not with a view to resale and is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the Securities Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the Securities Act.

Section 2.2

Restrictions on Transfer.  The Purchased Shares will be subject to the terms of the Company’s Certificate of Incorporation and Bylaws, as each are amended from time to time. The certificates representing the Purchased Shares will bear legends in substantially any form deemed necessary by the Company. Optionee may not sell, transfer or dispose of any Purchased Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

The Company shall not be required (a) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (b) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

Section 2.3

Market Stand-Off.

(a)

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a transfer from Optionee permitted by the Company (collectively, “Owner”) shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed 180 days (or such longer period, not to exceed 19 days after expiration of the 180-day period, as the Company or the underwriters shall request in order to facilitate compliance with NASD Rule 2711), and the Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than 180 days after the effective date of the Company’s initial public offering.

(b)

Any new, substituted or additional securities which are by reason of any stock split, stock dividend, recapitalization, combination of shares, or exchange of shares (or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration) distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

(c)

In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

ARTICLE III

GENERAL PROVISIONS

Section 3.1

At Will Employment.  Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in service to the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s service to the Company at any time for any reason, with or without cause.

Section 3.2

Notices.  Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by 10 days advance written notice under this paragraph to all other parties to this Agreement.

Section 3.3

Optionee Undertaking.  Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

Section 3.4

No Waiver.  The failure of the Company in any instance to exercise any right hereunder shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Optionee.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

Section 3.5

Agreement is Entire Contract.  This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.  This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

Section 3.6

Governing Law and Venue.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without regard to conflicts of laws principles.  Participant and the Company consent to jurisdiction of the courts of the State of Colorado and/or the federal district courts, District of Colorado, for the purpose of resolving all issues of law, equity, or fact, arising out of or in connection with this Agreement.  Any action involving claims of a breach of this Agreement shall be brought in such courts.  Each party consents to personal jurisdiction over such party in the state and/or federal courts of Colorado and hereby waives any defense of lack of personal jurisdiction.

Section 3.7

Counterparts.  This Agreement may be executed and delivered by facsimile, e-mail, or other electronic signature, and in two or more counterparts, each of which will be deemed an original, and all of which will constitute the same agreement.

Section 3.8

Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Optionee, Optionee’s permitted assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

COMPANY:

MEDIJANE HOLDINGS INC.

NOT FOR EXECUTION

By:

NAME

TITLE

OPTIONEE:

NOT FOR EXECUTION

Signature:

Printed Name:

Address: